Exhibit 99.1

Shareholders and Regulators Approve Merger of Omega Financial Corporation and
                              Sun Bancorp, Inc.

    STATE COLLEGE and LEWISBURG, Pa., Sept. 13 /PRNewswire-FirstCall/--Omega Financial Corporation (Nasdaq: OMEF)($1.1 billion assets) and Sun Bancorp, Inc. (Nasdaq: SUBI) ($1.0 billion assets) jointly announced today that shareholders have approved a merger of the two organizations. Separate shareholder meetings for each company were held on September 9, 2004. All regulatory approvals have been obtained and the merger is expected to be completed as of opening of business, October 1, 2004.
    (Logo: http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO )
    "The acquisition of Sun Bancorp will complete a key strategic goal," stated David B. Lee, Chairman, President and Chief Executive Officer of Omega Financial. "The combination of the two companies will bring to Central Pennsylvania a strong community-based financial institution, committed to the highest levels of customer satisfaction. Together, we will present a sound, reliable organization, whose performance will distinguish us from the competition."
    "We are pleased that Sun shareholders have approved the merger and look forward to moving ahead. The Sun - Omega merger will create an exceptional financial services franchise throughout central and northeastern Pennsylvania, which will benefit customers and shareholders," commented Robert J. McCormack, President and Chief Executive Officer of Sun Bancorp.
    Under the terms of the merger agreement, Sun Bancorp shareholders will be entitled to receive either 0.664 shares of Omega Financial common stock for each share of Sun Bancorp common stock or $23.25 in cash for each share held subject to pro rata allocation such that 20% of Sun Bancorp common stock shall be paid in cash and 80% will be in the form of Omega Financial Corporation common stock. The combined assets of Omega Financial and Sun Bancorp based on both companies' assets will be approximately $2.1 billion as of June 30, 2004.
    Omega Financial Corporation is a diversified financial service company headquartered in State College, PA offering banking, insurance (insurance products offered through Omega Insurance Agency), investments (securities offered through PrimeVest Financial Services, a registered independent broker/dealer, members NASD/SIPC), wealth management, and trust services throughout their 44 community offices located in Centre, Clinton, Mifflin, Juniata, Blair, Huntingdon and Bedford counties. SunBank operates 23 financial centers in the central Pennsylvania counties of Dauphin, Luzerne, Lycoming, Snyder, Union, Clinton and Northumberland.
    This news release contains certain forward-looking statements about the proposed merger within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Omega Financial Corporation's and Sun Bancorp, Inc.'s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Omega Financial Corporation and Sun Bancorp, Inc. do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Omega Financial Corporation and Sun Bancorp, Inc. are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) Omega Financial Corporation and/or Sun Bancorp, Inc. shareholders may fail to approve the merger; (5) adverse governmental or regulatory policies may be enacted; (6) changes in the interest rate environment reduces interest margins; (7) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (8) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (9) changes may occur in the securities market.

SOURCE  Omega Financial Corporation
    -0-                             09/13/2004
    /CONTACT: Daniel L. Warfel, Chief Financial Officer of Omega Financial Corporation, +1-814-231-5778; or Robert J. McCormack, President & Chief
Executive Officer of Sun Bancorp, Inc., +1-570-523-4301     /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.omegafinancial.com/
    (OMEF SUBI)

CO:  Omega Financial Corporation; Sun Bancorp, Inc.
ST:  Pennsylvania
IN:  FIN
SU:  TNM